Exhibit 99.1

OptimizeRx Reports First Quarter 2020 Results; Revenue Up 46% to a Record $7.6 Million

ROCHESTER, Mich., (May 4, 2020) — OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, payers and providers, reported results for the first quarter ended March 31, 2020. Quarterly comparisons are to the same year-ago quarter.

Q1 2020 Financial Highlights

●	Total year over year revenue increased 46% to a record $7.6 million.

●	Year over year gross profit increased 20% to $4.3 million.

●	Cash and cash equivalents totaled $15.2 million at March 31, 2020.

Q1 2020 Operational Highlights

●	Secured several multi-million-dollar enterprise-level engagements for access to OptimizeRx’s fully integrated communications platform, further transitioning the company to a recurring revenue model.

●	OptimizeRx Innovation Lab launched first health technology solution aimed at increasing speed-to-therapy for patients by providing timely access to enrollment forms within the provider workflow.

●	Launched text message alert program that delivers coronavirus information from the Centers for Disease Control and Prevention. The alerts are distributed through the company’s digital health information network used by leading electronic health record providers.

●	Announced appointment of Todd Inman as chief technology officer, bringing to the position more than 30 years of experience delivering innovations across the healthcare technology industry.

●	Introduced and hosted new webinar series covering a range of topics around using digital health technology to improve patient care, engagement and outcomes.

Q1 2020 Financial Summary

Total revenue in the first quarter of 2020 increased 46% to a record $7.6 million versus $5.2 million in the same year-ago quarter. The quarterly increase was due to increased sales of messaging solutions.

Gross margin decreased to 57.3% in the first quarter of 2020 from 69.6% in the year-ago quarter. The decrease was due to an unusually favorable product mix in the year-ago period that had a high percentage of launch assistance services and other nonrecurring revenue that was not subject to revenue share expense. The company expects its gross margin to improve on a quarter-over-quarter basis for the balance of the year.

Operating expenses totaled $6.6 million, up from $3.5 million in the same year-ago quarter. The increase was related to the company building a stronger base for future growth by expanding its product line, building out its sales organization and integrating two acquisitions over the last 18 months.

Net loss on a GAAP basis in the first quarter of 2020 was $2.2 million or $(0.15) per share, as compared to a net income of $6,500 or $0.00 per share in the year-ago quarter.

Non-GAAP net loss for the first quarter of 2020 was $830,000 or $(0.06) per share, compared to non-GAAP net income of $981,000 or $0.08 per share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to return to profitability as its revenue grows, expenses related to investments in growth initiatives or non-cash charges could result in a loss in any given quarter. Given the opportunity at hand as discussed below, the company is focused on top-line growth while maintaining a strong balance sheet.

Cash and cash equivalents totaled $15.2 million at March 31, 2020, as compared to $18.9 million at December 31, 2019. The decrease was primarily due to cash used in operating activities. The company has continued to operate debt-free and expects to return to being cash-flow positive on a quarterly basis.

Management Commentary

“Our top-line growth in the first quarter demonstrates the confidence our clients have in our digital health platform to deliver strong ROI, as well as validates the investments we made last year in our commercial team and platform extensions,” said OptimizeRx CEO, William Febbo. “Given the disruption and uncertainty created by COVID-19, having digital connectivity at the point-of-care has become even more relevant and our solutions are positioned very well.

“We are seeing an accelerated adoption of our platform, so clients can deliver critical information to providers and patients when and where it is needed the most, to assure adherence, affordability and effective care management.

“The connectivity to physicians we have built-out over the years, along with a measure of exclusivity by integrating our platform into leading EHR and e-prescribe systems, is becoming a must-have access point for our clients. Today, we reach 60% of the ambulatory market, and particularly at the point-of-care where a provider delivers care and prescribes.

“Backed by years of strong return on investment on programs, we have become deeply entrenched in our client base. We currently work with the world’s top 20 pharmaceutical companies and more than 60 other major clients – all of which have multiple siloed businesses in need of our services. The trust we have earned supports our continued shift to a SaaS-based, enterprise-level recurring revenue model. In fact, we continue to receive positive responses to proposals for enterprise-level engagements, which presently have a combined average annualized contract value of more than $3.6 million.

“We sit squarely in one of the fastest growing segments of health technology, which is point-of-care communications. This is where there is tremendous client demand for greater connectivity that is effective, transparent and measurable. Our addressable market is much larger today than even two months ago given the sudden need and adoption for telehealth technology. We are perfectly situated within this market, uniquely able to effect digital communication among providers, patients and the healthcare industry.

“Medical conferences, medical liaisons and live advisory boards have all been disrupted during the COVID-19 pandemic. We see this driving greater demand for digital communication that delivers mission-critical information, and particularly for our suite of solutions which offers tremendous value to all constituencies in healthcare.

“We also have strong tailwinds at our back. Most of our clients have decided to proceed with new launches, mostly due the complexities and costs around preparation, and as part of an overall strategy designed to prevent any substantial disruption. The FDA has committed to accelerating approvals of new medications and indications, so many new novel therapies will be coming to market over the coming months and years. We expect this to provide a healthy pipeline of new opportunities.

“Looking out to the remainder of 2020, we will be intensifying our focus on organic growth, increasing our market share, and securing more recurring revenue through enterprise-level engagements. We believe we have the team, platform and balance sheet to unlock much more value for all our stakeholders, and keep us on track for another year of strong growth and market expansion.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Monday May 4, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-458-4148

International dial-in number: 1-323-794-2597

Conference ID: 2817301

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 25, 2020, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 2817301

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months periods ended March 31, 2020 and 2019.

About OptimizeRx®

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, go to OptimizeRx.com, and follow the company on Twitter and LinkedIn.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team

OPTIMIZERX CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$15,210,069	$18,852,680
Accounts receivable, net	9,061,520	7,418,025
Prepaid expenses	3,035,205	871,043
Total Current Assets	27,306,794	27,141,748
Property and equipment, net	170,123	176,014
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	5,980,607	6,238,453
Patent Rights, net	2,496,498	2,550,587
Right of use assets, net	531,844	559,863
Other intangible assets, net	4,993,215	5,151,102
Security deposits and other assets	16,013	80,727
Total Other Assets	28,758,208	29,320,763
TOTAL ASSETS	$56,235,125	$56,638,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$548,100	$492,995
Accrued expenses	1,674,477	1,800,635
Revenue share payable	2,640,249	1,618,438
Current portion of lease obligations	117,479	115,431
Current portion of contingent purchase price payable	4,000,000	1,500,000
Deferred revenue	491,438	580,014
Total Current Liabilities	9,471,743	6,107,513
Non-current Liabilities
Lease obligations, net of current portion	418,390	448,753
Contingent purchase price payable, net of current portion	2,720,000	5,220,000
Total Non-current liabilities	3,138,390	5,668,753
Total Liabilities	12,610,133	11,776,266
Commitments and contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2020 or December 31, 2019	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 14,646,747 and 14,600,579 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	14,647	14,601
Additional paid-in-capital	79,238,886	78,272,268
Accumulated deficit	(35,628,541)	(33,424,610)
Total Stockholders’ Equity	43,624,992	44,862,259
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,235,125	$56,638,525

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2020	2019

TOTAL REVENUE	$7,584,602	$5,209,434
COST OF REVENUES	3,241,763	1,583,480

GROSS MARGIN	4,342,839	3,625,954

OPERATING EXPENSES	6,602,091	3,493,789

INCOME (LOSS) FROM OPERATIONS	(2,259,252)	132,165

OTHER INCOME (EXPENSE)
Interest Income	55,321	22,364
Change in Fair Value of Contingent Consideration	-	(148,000)
Interest (Expense)	-	-
TOTAL OTHER INCOME (EXPENSE)	55,321	(125,636)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,203,931)	6,529
PROVISION FOR INCOME TAXES	-	-
NET INCOME (LOSS)	$(2,203,931)	$6,529

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC	14,609,499	12,077,829
DILUTED	14,609,499	13,077,917

NET LOSS PER SHARE

BASIC	$(0.15)	$0.00
DILUTED	$(0.15)	$0.00

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(2,203,931)	$6,529
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and non-cash lease expense	519,669	190,301
Stock-based compensation	754,512	530,312
Stock issued for board service	100,000	106,034
Change in fair value of contingent consideration	-	148,000
Changes in:
Accounts receivable	(1,643,495)	1,554,953
Prepaid expenses and other assets	(2,099,448)	(44,201)
Accounts payable	55,105	173,810
Revenue share payable	1,021,811	(776,514)
Accrued expenses and other liabilities	(154,473)	(1,034,454)
Deferred revenue	(88,576)	35,199
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,738,826)	889,969

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of equipment	(15,937)	(13,848)
NET CASH USED IN INVESTING ACTIVITIES	(15,937)	(13,848)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from exercise of stock options	112,152	343,785
NET CASH PROVIDED BY FINANCING ACTIVITIES	112,152	343,785
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,642,611)	1,219,906
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	18,852,680	8,914,034
CASH AND CASH EQUIVALENTS - END OF PERIOD	$15,210,069	$10,133,940

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash effect of cumulative adjustments to accumulated deficit	$-	$3,229
Lease liabilities arising from right of use assets	$-	$207,559

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Net income (loss)	$(2,203,931)	$6,529
Depreciation and amortization	519,669	190,501
Stock-based compensation	854,512	636,346
Loss related to the fair value of contingent consideration	-	148,000
Non-GAAP net income (loss)	$(829,750)	$981,376

Non-GAAP net income (loss) per share
Basic	$(0.06)	$0.08
Diluted	$(0.06)	$0.08
Weighted average shares outstanding:
Basic	14,609,499	12,077,829
Diluted	14,609,499	13,077,917